                                                                    Exhibit 1.23


                                    SUBLEASE

         This SUBLEASE is made as of August 21, 2000 by and between ANADYS PHARMACEUTICALS, INC. ("Sublessor"), and ALTAREX US, CORP. ("Sublessee").

                                    RECITALS:

         A. Pursuant to that certain lease (the "Original Lease") dated November 29, 1991 (which lease is also dated November 13, 1991 on its cover page), as amended by (i) that certain First Amendment to Lease (the "First Amendment") dated May 8, 1992; and (ii) that certain Second Amendment to Lease (the "Second Amendment") dated July 30, 1999 (the Original Lease, together with the First Amendment and the Second Amendment, are collectively referred to herein as the "Main Lease," a copy of which is attached hereto as Exhibit A), the Trustees of the Lincoln Street Trust, u/d/t dated July 6, 1963 and recorded with the Middlesex South District Registry of Deeds in Book 10333, Page 194 ("Landlord"), are leasing the entire building (the "Main Premises") known and numbered as 610 Lincoln Street, Waltham, Massachusetts, more specifically described in the Main Lease, to Sublessor, successor to Immulogic Pharmaceutical Corporation, as Tenant thereunder.

         B. Sublessor has agreed to sublease to Sublessee, and Sublessee has agreed to sublease from Sublessor, for the Sublease Term (as hereinafter defined), on the terms and conditions stated herein, approximately Sixteen Thousand Three Hundred Ten (16,310) rentable square feet of space located within the Main Premises on the first floor of the Main Premises (and also including a portion of the common areas of the Main Premises located on the first floor thereof), which space is shown crosshatched on Exhibit B attached hereto (the "Sublease Premises").

         C. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Main Lease.

                                   AGREEMENTS:

         In consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

              1. Incorporation of Main Lease. Except to the extent inconsistent with the terms and conditions of this Sublease, all terms and conditions of the Main Lease are hereby incorporated into this Sublease and shall govern Sublessee's use and occupancy of the Sublease Premises in the same manner as if Sublessee were the Tenant under the Main Lease, Sublessor were the Landlord under the Main Lease, the Sublease Premises were the Premises under the Main Lease, and the Sublease Term were the Term under the Main Lease. Notwithstanding the foregoing, whenever the obligations of Sublessor to Sublessee derive from the obligations of Landlord to Sublessor, as Tenant under the Main Lease (including, without limitation, any consent or approval of Landlord), the maximum obligation of Sublessor hereunder shall be to use reasonable efforts to obtain appropriate action on the part of Landlord. In no event shall Sublessor be liable to Sublessee for any breach of Sublessor's obligations under this Sublease, nor shall such breach diminish Sublessor's rights hereunder, where the same is caused by or attributable to the failure of Landlord to perform its obligations under the Main Lease. Sublessor and Sublessee each covenant to comply with the terms and provisions of the Main Lease, to the extent the same are not inconsistent with the terms and provisions of this Sublease, and to do nothing which will subject the Main Lease to termination by Landlord under the provisions of the Main Lease. Notwithstanding the foregoing, the following provisions of the Main Lease shall NOT be incorporated into this Sublease:

              a. Section 1.2 of the Main Lease;

              b. Sections 2.1.1, 2.4, 2.4.1, and 2.6.1 of the Main Lease, the second sentence of the first paragraph of Section 2.5, and Section 2.7 of the Main Lease;

              c. Sections 3.1 and 3.2 of the Main Lease;

              d. The second sentence of Section 5.2 and the last sentence of
         Section 5.11 of the Main Lease;

              e. The last sentence of Section 6.1 of the Main Lease;

              f. Section 8.3 and Section 8.6 of the Main Lease;

              g. Section 8.14 of the Main Lease;

              h. The first sentence of Section 9.1 of the Main Lease.

              i. Article X of the Main Lease;

              j. Article XII of the Main Lease; and

              k. The First Amendment to the Main Lease.

Section 8.16 of the Main Lease is modified to provide that Sublessee only, and not the individual(s) executing this Sublease on behalf of Sublessee, makes the representations and warranties set forth in Section 8.16 of the Main Lease.

Sublessor represents to Sublessee that the copy of the Main Lease attached hereto as Exhibit A is true and accurate, and that except as shown on said Exhibit A, the Main Lease has not been modified, amended or terminated, and remains in full force and effect. Sublessor further represents to Sublessee that, to the best of its knowledge: (a) no default by the Landlord or Sublessor, as Tenant, currently exists under the Main Lease, and (b) nor does any state of fact or condition now exist which will become a default under the Main Lease upon passage of time and/or notice.

Sublessee shall have the same rights and obligations with respect to assignment and/or subletting of the Sublease Premises as Sublessor has with respect to the Main Premises, as set forth in Section 5.9 of the Main Lease, incorporated herein pursuant to Section 1 above.

              2. Demise of Sublease Premises; Term. Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, on the terms and conditions set forth herein, the Sublease Premises, TO HAVE AND TO HOLD commencing on September 1, 2000 (the "Commencement Date"), and expiring at 5:00 p.m. on August 31, 2002, unless sooner terminated as herein provided or as provided in the Main Lease (the "Sublease Term"). During the Sublease Term, Sublessee shall have access to the Sublease Premises twenty-four (24) hours a day, seven (7) days a week (subject to (i) the terms of the Main Lease, and (ii) such interruptions as are necessary for maintenance to the building or in case of emergencies).

         Sublessor further grants to Sublessee the right to use, as appurtenant to the Sublease Premises and in common with Landlord, Sublessor, and all others now or hereafter entitled thereto: (i) the lockers and the showers located in the Main Premises; (ii) such lobbies, hallways, and common areas of the Main Premises located on the first floor of the Main Premises as are necessary for access to and from the Sublease Premises, but excluding the right to use the elevators and stairways of the Main Premises; and (iii) on a fee-for-use basis (as reasonably determined by Landlord from time to time): the animal room and Sublessor's glass-washing and autoclaving facilities on the first floor of the Main Premises.

              3. Annual Fixed Rent. Sublessee covenants and agrees to pay to Sublessor, with respect to the Sublease Term, Annual Fixed Rent at the per annum rate of Four Hundred Fifty Six Thousand Six Hundred Eighty Dollars ($456,680.00) payable in equal monthly installments of Thirty Eight Thousand Fifty-Six Dollars and Sixty-Seven Cents ($38,056.67) in advance on the first (1st) day of each and every calendar month during the Sublease Term, without notice, setoff or deduction, at the Sublessor's address, as set forth herein, or at such other place or to such other person as Sublessor may from time to time designate in writing to Sublessee. With respect to any partial month at the beginning or end of the Sublease Term, the Annual Fixed Rent due under this Sublease shall be pro-rated accordingly.

              4. Additional Rent. Sublessee shall pay to Sublessor the following amounts as "Additional Rent":

         (a) Landlord's Operating Expenses and Taxes. Sublessee covenants and agrees to pay to Sublessor as "Additional Rent" Sublessee's Proportionate Share (as hereinafter defined) of Landlord's Operating Expenses and Landlord's Taxes over Base Taxes, as defined in Section 2.6 of the Main Lease. "Sublessee's Proportionate Share" shall be a fraction, the numerator of which is the number of rentable square feet in the Sublease Premises (which the parties agree is presently 16,310 rentable square feet) and the denominator of which is the number of rentable square feet in the Main Premises (which the parties agree is presently 85,430 rentable square feet). The parties agree that Sublessee's Proportionate Share is presently 19.09%. Sublessee shall pay such charges to Sublessor in the time and manner (and subject to adjustment) as set forth for the payments by Tenant to Landlord in Section 2.6.2 of the Main Lease.

         (b) Electricity. Sublessee acknowledges that the Annual Fixed Rent payable hereunder does not include the cost of supplying electricity to the Sublease Premises. During the Sublease Term, Sublessee shall pay to Sublessor a per annum charge for supplying electricity to the Sublease Premises in the amount of Thirty Two Thousand Six Hundred Twenty Dollars and 00/100 ($32,620.00), payable in advance, together with and upon the same conditions as Sublessee's installments of Annual Fixed Rent hereunder, in equal monthly installments of Two Thousand Seven Hundred Eighteen Dollars and 33/100 ($2,718.33).

         (c) Sublessor's Building Services Expenses. Sublessee shall also pay to Sublessor as "Additional Rent" an amount equal to Sublessee's Proportionate Share (as defined in Section 4(a) above) of all costs or expenses incurred by Sublessor with respect to the administration, operation, repair, cleaning and maintenance of the Main Premises, including without limitation expenses in connection with the security system, security desk personnel, pest control and cleaning services (collectively "Sublessor's Building Services Expenses"). Such payments shall be made in the same time, place and manner, and subject to adjustment, as Sublessee's payment of Sublessee's Proportionate Share of Landlord's Operating Expenses and Landlord's Taxes over Base Taxes, as set forth in Section 4(a) above.

         (d) Receptionist. Sublessee shall pay to Sublessor as "Additional Rent" an amount equal to one-third (1/3) of the reasonable costs of maintaining a receptionist at the Main Premises until such time, if any, as Sublessee shall exclusively utilize the services of its own receptionist. Such amount shall be payable by Sublessee in monthly installments at the time prescribed for monthly installments of Annual Fixed Rent.

         (e) Special Services. Sublessee shall pay to Sublessor as "Additional Rent" within thirty (30) days of billing therefor, One Hundred Percent (100%) of any costs, charges, fines, assessments or other expenses which are incurred by Sublessor and are either caused by the act or negligence of Sublessee, its agents, employees, contractors or invitees, are performed as special services exclusively for Sublessee at Sublessee's request, or are otherwise directly allocable to the Sublease Premises (excluding charges and/or expenses payable by Sublessee to Sublessor pursuant to Sections 4(a) through (d) of this Sublease), including without limitation any utilities, services, materials, supplies, or equipment provided by Sublessor exclusively to Sublessee or the Sublease Premises.

              5. Use. Sublessee shall not use the Sublease Premises for any uses other than general office use, and shall not make any use of the Premises which is prohibited by any applicable law, ordinance, code, regulation, license, permit, variance or governmental order. Sublessee, at its sole cost and expense, shall obtain all permits necessary for the conduct of its business in the Sublease Premises. Notwithstanding the foregoing, Sublessee shall be permitted to use that portion of the Sublease Premises shown as "Laboratory Room" on Exhibit B for laboratory use.

              6. Default by Sublessee. Notwithstanding anything in the Main Lease to the contrary, for the purposes of determining applicable grace periods hereunder, Sublessee's grace period hereunder shall be one-half of any such grace period granted to Sublessor under the Main Lease.

              7. Condition of the Sublease Premises. By its execution hereof, Sublessee acknowledges that Sublessee has inspected the Sublease Premises, is fully satisfied with the condition thereof (structural, mechanical or otherwise) and accepts the same "AS IS" as of the date of this Sublease. Sublessor shall have no obligation or duty to Sublessee regarding the condition of the Sublease Premises or the preparation of the Sublease Premises for occupancy by Sublessee.

              8. Parking. Sublessee shall be entitled to use, on a non-exclusive basis together with Sublessor and all others now or hereafter entitled thereto, fifty-five (55) parking spaces from the parking spaces allocated to Sublessor under the Main Lease.

              9. Security Deposit. Within two (2) days after the full execution of this Sublease by Sublessor, Sublessee and Landlord (and in all events prior to the date Sublessee occupies any portion of the Sublease Premises for any purpose), Sublessee shall pay to Sublessor Two Hundred Twenty Eight Thousand Three Hundred Forty Dollars ($228,340.00) (the "Security Deposit"), which shall be held by Sublessor to secure Sublessee's performance of its obligations under this Sublease. The Security Deposit is not an advance payment of rent or a measure or limit of Sublessor's damages upon a default by Sublessee. Sublessor may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Sublessee fails to perform hereunder. Following any such application of the Security Deposit, Sublessee shall pay to Sublessor on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Sublessee has performed all of its obligations hereunder, Sublessor shall, within thirty (30) days after the Sublease Term ends, return to Sublessee the portion of the Security Deposit which was not applied to satisfy Sublessee's obligations under this Sublease. The Security Deposit shall not be commingled with other funds of Sublessor and shall be held by Sublessor in an interest-bearing account. Interest on the Security Deposit shall be paid to Sublessee at the rate actually received by Sublessor, less

Sublessor's reasonable third party costs incurred in maintaining the Security Deposit in a separate interest-bearing account. If Sublessor transfers its interest in the Sublease Premises and the transferee assumes Sublessor's obligations under this Sublease, then Sublessor may assign the Security Deposit to the transferee and Sublessor thereafter shall have no further liability for the return of the Security Deposit.

              10. Surrender. Upon the expiration or earlier termination of this Sublease, Sublessee shall perform all the obligations of Sublessor, as Tenant, under Section 5.11 of the Main Lease with respect to the Sublease Premises.

              11. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed duly served if and when delivered by hand or mailed by registered, certified or express mail, postage prepaid, return receipt requested, and addressed:

         If to Sublessor:     Anadys Pharmaceuticals, Inc.
                              610 Lincoln Street
                              Waltham, Massachusetts 02451
                              Attention: Joseph McPherson
                                         Director of Facilities and
                                         Technical Services

         with a copy to:      Choate, Hall & Stewart
                              Exchange Place
                              53 State Street
                              Boston, Massachusetts  02109
                              Attention: Frank Giso III, Esq.

         If to Sublessee:     After the Commencement Date:

                              AltaRex US, Corp.
                              610 Lincoln Street
                              Waltham, Massachusetts 02451
                              Attention: Edward Fitzgerald
                                         Senior Vice President and Chief
                                         Financial Officer

                              Prior to the Commencement Date:

                              AltaRex US, Corp.
                              303 Wyman Street
                              Waltham, MA 02451
                              Attention: Edward Fitzgerald
                                         Senior Vice President and Chief
                                         Financial Officer
           with a copy to:    Hale and Dorr LLP
                              60 State Street
                              Boston, MA 02109
                              Attention: Jeffrey Hermanson, Esq.


Any of the persons named in this Section may change the address for notices by written notice sent to each of the other persons at the addresses as set forth herein.

              12. Amendment. This Sublease may not be amended, altered or modified except by instrument in writing and executed by Sublessor and Sublessee, with the consent and approval of Landlord.

              13. Brokerage. Sublessee and Sublessor each warrant and represent to each other that they have not dealt with any broker or finder in connection with this Sublease or the Sublease Premises, except Trammell Crow Company (the "Broker"). Sublessee and Sublessor agree to hold each other harmless and indemnify each other for any loss, cost, damage and expenses, including reasonable attorney's fees, incurred by Sublessee, Sublessor or Landlord for any breach of the foregoing warranty and representation. Sublessor shall be responsible for any commission due to the Broker pursuant to a separate agreement.

              14. Security. All security for the Sublease Premises shall be Sublessee's sole responsibility and expense. Notwithstanding the foregoing, Sublessor may from time to time provide security services for the Main Premises, and a portion of the cost and expense therefor shall be payable by Sublessee pursuant to Section 4(c) of this Sublease.

              15. Financial Statements. Sublessee covenants and agrees to provide financial statements to Sublessor upon request if at any time during the Sublease Term, or any extension thereof, Sublessee ceases to be a publicly traded company.

              16. Indemnification and Insurance. Sublessee acknowledges and agrees that: (a) Sublessee's indemnification obligations (as set forth in Section 5.5 of the Main Lease, as incorporated herein by Section 1 above) shall include the obligation to protect, indemnify and save harmless the Landlord, and its respective managing agents and mortgagees from time to time, in accordance with the terms of said Section 5.5; and (b) all insurance required to be carried by Sublessee (as set forth in Section 5.5 of the Main Lease, as incorporated herein by Section 1 above) for which Sublessee is required to name Sublessor as an additional insured, shall also name Landlord and its respective mortgagees from time to time, if any, as additional insureds.

              17. Lessor's Approval. This Sublease is conditioned upon and subject to the consent and approval of Landlord. Sublessor shall use reasonable efforts to obtain such consent and approval. If Sublessor does not obtain such consent on or before the Commencement Date and is unable to deliver the Sublease Premises to Tenant on the Commencement Date, Sublessor shall not be liable to Sublessee on account thereof, and Sublessee's sole remedy, at law or in equity shall be an abatement of Annual Fixed Rent and all other charges due under this Sublease until such time as Sublessor delivers the Sublease Premises to Sublessee free of all other occupants, having obtained the Landlord's consent to this Sublease. If Sublessor fails to obtain such consent and deliver the Sublease Premises to Sublessee free of all other occupants on or before October 1, 2000, Sublessee shall have the right to terminate this Sublease upon five (5) business days prior written notice to Sublessor, and upon the expiration of said five (5) business day period, this Sublease shall terminate and become void without recourse to the parties hereto, unless within such time Sublessor obtains the Landlord's consent and delivers the Sublease Premises to Sublessee free of all other occupants.

              18. Entire Agreement. This Sublease constitutes the entire agreement between Sublessor and Sublessee regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto (including, but not limited to, that certain Letter of Intent dated April 3, 2000). Except for those set forth in this Sublease, no representations, warranties, or agreements have been made by Sublessor or Sublessee to the other with respect to this Sublease or the obligations of Sublessor or Sublessee in connection therewith.

              19.  Casualty and Taking.

         (a) Termination of Main Lease. In the event that during the Term, all or any part of the Sublease Premises or the Main Premises is destroyed or damaged by fire or other casualty or taken by eminent domain, and either Sublessor or Landlord terminates the Main Lease, then this Sublease shall likewise terminate on the same date that the Main Lease terminates. Sublessor shall have the same right to terminate this Sublease as Landlord has to terminate the Main Lease under Section 6.1 thereof. Sublessee shall have the same right to terminate this Sublease as Sublessor has to terminate the Main Lease, as Tenant thereunder, pursuant to said Section 6.1, except such termination election must be made within five (5) days of the expiration of the twelve (12) month period set forth therein.

         (b) Repair, Restoration and Abatement. In the event any such damage, destruction or taking of the Sublease Premises or Main Premises occurs and this Sublease is not terminated pursuant to Section 19(a) above, then Sublessor shall use reasonable efforts to cause the Landlord to repair and restore the Sublease Premises or the Main Premises, as the case may be, in accordance with the terms and provisions contained in the Main Lease. In no event shall Sublessee be entitled to an abatement of Fixed Rent and Additional Rent pursuant to Section
6.1 or Section 6.2 of the Main Lease, as incorporated herein, unless Sublessor receives a corresponding abatement of Fixed rent and additional rent from Landlord pursuant to the Main Lease.

              20. Excluded Obligations. Notwithstanding anything to the contrary contained herein or in the Main Lease, the incorporated provisions of the Main Lease are amended or qualified as follows:

         (a) Sublessor shall not be liable under any circumstances for a loss of or injury to property of Sublessee, or interference with Sublessee's business, however occurring, arising from or in any way related to the interruption or curtailment of utilities or services to the Sublease Premises, unless the same is caused by Sublessor's willful misconduct;

         (b) Sublessor shall have no responsibility to perform or construct (or to pay the cost of performing or constructing) any repair, maintenance or improvement in or to the Sublease Premises except to the extent required of Sublessor as Tenant under the Main Lease, or as expressly provided herein, or to the extent required due to Sublessor's willful misconduct.

         21. Access. Without in any way limiting the rights of Sublessor under
Section 5.7 of the Main Lease, as incorporated herein by Section 1, Sublessor shall have the right to access the Sublease Premises from time to time in order to inspect, operate, use, maintain, repair and replace the wastewater storage tank located in the utility closet in the Sublease Premises as shown on Exhibit B hereto, and all pipes, wires, conduits and other facilities or appurtenances thereto. Sublessor agrees to hold harmless and indemnify Sublessee from and against any claims, demands, causes of action, liabilities, suits, judgments, damages and expenses, including reasonable attorney's fees, arising from harm to persons and/or property caused by said wastewater storage tank, or the presence of Sublessor, its employees, agents or contractors, within the Sublease Premises pursuant to this Section 21.

         21. No Offer. The submission of this Sublease to Sublessee shall not be construed as an offer, and this Sublease shall be of no force or effect until fully executed and delivered by both Sublessor and Sublessee.

EXECUTED under seal as of the day and year first above written.

Sublessor:                                  Sublessee:

ANADYS PHARMACEUTICALS, INC.                ALTAREX US, CORP.



By:  /s/ Kenneth A. Hurley                  By:  /s/ Richard E. Bagley
   ------------------------------------         --------------------------------
     Name:  Kenneth A. Hurley                    Name:  Richard E. Bagley
     Title: CFO                                  Title: President & CEO
            hereunto duly authorized                    hereunto duly authorized

     The undersigned ___________________, as Trustee of Landlord, the Landlord under the "Main Lease" described herein, hereby consents to the execution of this Sublease and the terms and conditions set forth therein. Nothing herein shall be interpreted to modify Landlord's rights and obligations under the Main Lease.


                                            Landlord:

                                            LINCOLN STREET TRUST



                                            By:  /s/ Michael Bank
                                                --------------------------------
                                                 Name:   Michael Bank
                                                 Title:  Trustee as aforesaid

                                    EXHIBIT A

                                   Main Lease

                                                               November 13, 1991






                            HOBBS BROOK OFFICE PARK

                             Waltham, Massachusetts

                                  OFFICE LEASE

                               610 Lincoln Street

                      IMMULOGIC PHARMACEUTICAL CORPORATION

                         TABLE OF ARTICLES AND SECTIONS

ARTICLE I - Reference Data

1.1       Subjects Referred To..................................... 1
1.2       Exhibits................................................. 2

ARTICLE II - Premises, Term, Rent, Operating Expenses
             Electricity

2.1       The Premises............................................. 2
          2.1.1  Expansion of Premises............................. 3
2.2       Appurtenant Rights....................................... 3
2.3       Omitted.................................................. 3
2.4       Term..................................................... 3
          2.4.1  Extension Option.................................. 3
2.5       Annual Fixed Rent........................................ 5
2.6       Additional Charges - Operating Expenses and Taxes........ 5
          2.6.1  Additional Charges - General Covenant............. 5
          2.6.2  Payment........................................... 6
          2.6.3  Landlord's Operating Expenses - Definition........ 6
          2.6.4  Landlord's Taxes - Definition..................... 7
2.7       Electricity.............................................. 8

ARTICLE III - Construction of Premises

3.1  Plans and Specifications............................................. 8
3.2  Construction of Premises............................................. 8

ARTICLE IV - Landlord's Covenants

4.1  Landlord's Covenants................................................. 9
     4.1.1     Building Services.......................................... 9
     4.1.2     Repairs.................................................... 9
     4.1.3     Quiet Enjoyment............................................10
     4.1.4     Environmental Hazards......................................10
     4.1.5     Landlord's Insurance.......................................10
4.2  Interruption.........................................................10

ARTICLE V - Tenant's Additional Covenants

5.1  Maintenance, Repair, and Cleaning....................................12
5.2  Use, Waste and Nuisance..............................................12
5.3  Rules and Regulations................................................13
5.4  Safety Appliances....................................................13
5.5  Indemnification and Insurance........................................13
5.6  Tenant's Property....................................................14
5.7  Entry for Repairs and Inspections....................................15
5.8  Omitted..............................................................15
5.9  Assignment, Subletting...............................................15
5.10 Alterations..........................................................16

5.11 Surrender.............................................................17
5.12 Personal Property Taxes...............................................17

ARTICLE VI - Casualty and Taking

6.1  Damage by Fire or Casualty............................................18
6.2  Condemnation - Eminent Domain.........................................19
6.3  Eminent Domain Award..................................................20

ARTICLE VII - Default

7.1  Termination for Default or Insolvency.................................20
7.2  Reimbursement of Landlord's Expenses..................................21
7.3  Damages...............................................................22
7.4  Mitigation............................................................23
7.5  Claims in Bankruptcy..................................................23
7.6  Interest on Unpaid Amounts............................................23
7.7  Vacancy During Last Three Months......................................23

ARTICLE VIII - Miscellaneous

8.1  Holdover..............................................................24
8.2  Estoppel Certificates.................................................24
8.3  Notice................................................................24
8.4  Landlord's Right to Cure..............................................25
8.5  Successors and Assigns................................................25
8.6  Brokerage.............................................................25
8.7  Waiver................................................................26

8.8       Accord and Satisfaction..........................................26
8.9       Remedies, Cumulative.............................................26
8.10      Partial Invalidity...............................................26
8.11      Waivers of Subrogation...........................................27
8.12      Entire Agreement.................................................27
8.13      No Agreement Until Signed........................................27
8.14      Tenant's Authorized Representative...............................27
8.15      Notice of Lease..................................................27
8.16      Tenant as Business Entity........................................28
8.17      Miscellaneous Provisions.........................................28

ARTICLE IX - Landlord's Liability and Assignment for Financing

9.1       Landlord's Liability.............................................29
9.2       Assignment of Rents..............................................30

ARTICLE X - Security Deposit...............................................31

ARTICLE XI - Subordination and Non-Disturbance.............................31

ARTICLE XII - Parking......................................................32

Exhibit A - Plan of Land

Exhibit B - Construction Costs Disbursement Schedule

                            HOBBS BROOK OFFICE PARK

                             Waltham, Massachusetts

                         LEASE dated November 29, 1991

                                   ARTICLE I

                                 REFERENCE DATA


     1.1  SUBJECTS REFERRED TO

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article.

LANDLORD:  Lincoln Street Trust

LANDLORD'S ADDRESS:  P. O. Box 9198
                     Waltham, Massachusetts 02254-9198
                     Attention:  Real Estate Manager

TENANT:  Immulogic Pharmaceutical Corporation

TENANT'S ORIGINAL ADDRESS:  One Kendall Square, Building 600
                            Cambridge, MA  02139

TERM COMMENCEMENT DATE:  September 1, 1992

TERM EXPIRATION DATE: The last day of the one hundred twentieth (120th) full calendar month after the Term Commencement Date.

ANNUAL FIXED RENT:  Lease Years 1 and 2:          $1,055,060.50
                    Lease Year 3:                 $1,097,777.50
                    Lease Year 4:                 $1,183,205.50
                    Lease Year 5:                 $1,225,920.50
                    Lease Years 6 through 8:      $1,268,635.50
                    Lease Years 9 and 10:         $1,311,350.60

BASE TAXES: Landlord's Taxes as defined in Section 2.6.4 for the one year period beginning with the Term Commencement Date.

LAND: The land upon which the Premises are situated including parking areas, garages, drives, walks, landscaped areas and other common areas serving the Premises.

PREMISES:  The entire building known and numbered as 610 Lincoln Street,
           Waltham, Massachusetts.


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RENTABLE FLOOR AREA OF PREMISES:   85,430 square feet.

PERMITTED USES:     Offices, research and development, and the manufacturing,
                    assembly or packaging of products that, (1) do not require any smelting or chemical reduction processes, (2) have a decibel level of fifty-five (55) or below, fifty (50) feet from any portion of any structure on the Land, (3) are non-nuisance in character, and (4) are performed in accordance with reasonable and prudent industry practices;
                    and uses accessory to such assembly or packaging.

SECURITY DEPOSIT:   $750,000.00

PUBLIC LIABILITY INSURANCE:   $3,000,000.00

BROKER:   R. M. Bradley & Co., Inc. and Lynch, Murphy, Walsh and Partners

TENANT'S AUTHORIZED REPRESENTATIVE:     Janet C. Bush

     1.2  EXHIBITS

     The following is a list of Exhibits attached to this Lease.

          Exhibit A.     Plan of Premises.

          Exhibit B.     Construction Costs Disbursement Schedule


                                   ARTICLE II

                        PREMISES; TERM; RENT; OPERATING
                           EXPENSES; AND ELECTRICITY

     2.1  PREMISES

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

     This Lease is subject to all easements, restrictions, agreements, and encumbrances of record to the extent in force and applicable.




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     2.1.1 EXPANSION OF PREMISES. Subject to causes beyond Landlord's reasonable control, Landlord will build an addition to the Premises, provided that all the following conditions are met:

     (a) Tenant notifies Landlord prior to the end of the fourth lease year that Tenant desires to lease additional space;

     (b) Landlord and Tenant have reached agreement prior to the end of the fifth lease year on the terms of a lease for the additional space; and

     (c) The construction of such additional space is permitted by state and city laws, ordinances and regulations.

     2.2 APPURTENANT RIGHTS

     Tenant shall have, as appurtenant to the Premises, rights to use in common (subject to reasonable rules of general applicability to tenants in Hobbs Brook Office Park made by Landlord of which Tenant is given notice) common driveways and walkways necessary for access to the Premises, and the parking areas described in ARTICLE XII.

     2.3 OMITTED

     2.4 TERM

     The Term shall begin at 12:01 a.m. on the Term Commencement Date, and shall end at 12:00 midnight on the Term Expiration Date set forth in Section
1.1. Tenant may enter onto the Premises prior to the Term Commencement Date for construction of the Premises as provided in Article III.

     2.4.1 EXTENSION OPTION

     Tenant shall have the option to extend the Term for three additional five year extension terms (the "Extension Terms") by notice given to Landlord at least twelve months before the Term Expiration Date or the expiration of any Extension Term, as the case may be. Tenant's election shall be exercised, and Annual Fixed Rent for each Extension Term determined, as set forth below. If Tenant fails timely to exercise its option for any Extension Term, Tenant shall have no further extension rights hereunder.

     Tenant's option so to extend the Term shall be void, at Landlord's election, if Tenant is in default (continuing beyond any applicable cure period) at the time Tenant elects to extend the Term or at the time the Term would expire but for such extension. Any

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extension of the Term shall be applicable to the entire Premises. During an
Extension Term, if any, all provisions of this Lease shall apply except that Tenant shall have no further option to extend the Term after the third Extension Term.

     During each Extension Term, Tenant shall pay Annual Fixed Rent equal to 90% of the then prevailing market rate for a five year lease of office space in the greater Boston, Massachusetts "Metro-West" area comparable to the Premises in terms of location, finish, age, building quality and amenities for a tenant of equal size and financial strength as Tenant.

     Landlord shall notify Tenant of its estimate of the prevailing market rate within ten (10) days after Tenant exercises its extension option. Tenant shall have the option to accept or reject Landlord's estimate by written notice to Landlord within ten (10) days of receipt of Landlord's estimate. If Tenant rejects such estimate, Tenant may either rescind its election to extend the term or elect to have the prevailing market rate arbitrated in accordance with the following procedure. Each of Landlord and Tenant, within twenty days after notice by Tenant disputing Landlord's estimate of the prevailing market rate, shall appoint as an arbitrator an MAI appraiser with at least ten years experience as an appraiser of Boston office buildings, including first class suburban office buildings, and shall give notice of such appointment to the other party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the other may apply to the Boston Office of the American Arbitration Association ("AAA") for appointment of such an arbitrator if the arbitrator has not been appointed within five business days after notice of such failure has been given to the delinquent party. The two arbitrators shall, within five business days after appointment of the second arbitrator, appoint a third arbitrator who shall be similarly qualified. If the two arbitrators are unable to agree timely on the selection of the third arbitrator, then both arbitrators together may request such appointment from the Boston office of the AAA. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern), and the arbitrators shall reach a majority decision in accordance with the standards provided in this Lease at least six months before the Term Expiration Date or the expiration of any Extension Terms, as the case may be. The prevailing market rent rate shall be in accordance with the arbitrators' decision. Tenant shall have the option to reject the decision and rescind its election to extend the Term by notice to Landlord within five (5) days of the date of the decision. The cost of the arbitration (exclusive of each party's witness and attorneys fees, which shall be paid by such party) shall be borne equally by the parties. If the AAA shall cease to provide



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arbitration for commercial disputes in Boston, the second or third arbitrator, as the case may be, shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by a court competent jurisdiction under the arbitration act of The Commonwealth of Massachusetts.

     For any portion of an Extension Term during which the prevailing market rent is in dispute hereunder, Tenant shall make payment on account of Annual Fixed Rent at the rate last in effect and the parties shall adjust for over or under payments within twenty days after the decision of the arbitrators is announced.

     Promptly after the Annual Fixed Rent is determined for any Extension Term, Landlord and Tenant shall enter into an amendment of this Lease confirming the extension of the Term and the new rate for Annual Fixed Rent.

     2.5  ANNUAL FIXED RENT

     Except as expressly provided herein, tenant covenants and agrees to pay the Annual Fixed Rent in Section 1.1 to Landlord in advance in equal monthly installments on the first day of each calendar month during the Term. As an inducement to Tenant to enter into and perform this Lease, Landlord shall waive payment of Annual Fixed Rent for the first six months of the Term. All payments shall be due without billing or demand and without deduction, setoff or counterclaim. Tenant shall make payment for any portion of a month at the beginning or end of the Term. All payments shall be payable to Landlord at its Address, both as specified in Section 1.1, or to such other entities at such other places as Landlord may from time to time designate.

     Without limiting the foregoing, Tenant's obligation so to pay rent, or to pay any additional charge hereunder, shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant's use, or (except as expressly provided herein) any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent or additional charges.

     2.6  ADDITIONAL CHARGES - OPERATING EXPENSES AND TAXES

     2.6.1 ADDITIONAL CHARGES - GENERAL COVENANT. Tenant covenants and agrees to pay to Landlord, as additional charges, (i) 100% of Landlord's Operating Expenses and (ii) an amount equal to the excess (if any) of Landlord's Taxes over Base Taxes.

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          2.6.2  PAYMENT. Additional charges for Operating Expenses and Taxes under this Section 2.6 shall be paid for any portion of a month at the beginning of the Term and thereafter in monthly installments on the first day of each calendar month in amounts reasonably estimated by Landlord for the then current calendar year. Landlord may from time to time revise such estimates based on available information relating to Landlord's Operating Expenses and Taxes or otherwise affecting the calculation hereunder. Within 90 days after the end of each calendar year, Landlord will provide Tenant with an accounting of Landlord's Operating Expenses and Taxes and other data necessary to calculate additional charges hereunder for such calendar year prepared in accordance herewith and otherwise in accordance with generally accepted accounting principles. Upon issuance thereof, there shall be an adjustment between Landlord and Tenant for the calendar year covered by such accounting to the end that Landlord shall have received the exact amount of additional charges due hereunder. Any overpayments by Tenant hereunder shall be credited against the next payments of additional charges due under this Section 2.6, provided there are no outstanding amounts due Landlord under this Lease at such time. Any underpayments by Tenant shall be due and payable within ten (10) days of delivery of Landlord's statement. With respect to the calendar year in which the Term ends, the adjustment shall be pro rated for the portion of the year included in the Term, but shall take place nevertheless at the times provided in the preceding sentences.

          2.6.3 "LANDLORD'S OPERATING EXPENSES" - DEFINITION. "Landlord's Operating Expenses" means all costs of Landlord in owning, servicing, operating, managing, maintaining, and repairing the Premises, and providing services to Tenant including, without limitation, the costs of the following:
(i) supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons engaged in the operation, maintenance, security, cleaning and repair of the Premises and Land, including Social Security, old age and unemployment taxes and reasonable so-called "fringe benefits"; (ii) maintenance and repair of and services provided to or on behalf of the Premises performed by Landlord's employees or by other persons under contract with Landlord; (iii) utilities consumed and expenses incurred in the operation, maintenance and repair of the Premises including, without limitation, oil, gas, electricity, water, sewer and snow removal; (iv) casualty, liability and other insurance, and unreimbursed costs incurred by Landlord which are subject to an insurance deductible; (v) costs of operating any cafeteria or other food service facility on the Premises; and (vi) management fees. If Landlord, in its sole discretion, installs a new or replacement capital item for the purpose of reducing Operating Expenses, the cost of such item amortized over a reasonable period with interest

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shall be included in Landlord's Operating Expenses. Landlord's Operating
Expenses shall not include expenses for any capital repairs, replacements or improvements (except as specifically provided above); depreciation; expenses incurred in leasing or procuring tenants or purchasers of the Building (including lease or brokerage commissions, advertising expenses and expenses of renovating or subdividing space or relocating improvements for tenants or occupants); legal expenses arising out of the construction, use or occupancy of the Premises or the Land or the enforcement of the provisions of any agreements affecting the Premises or Land; interest or amortization payments on any mortgage or mortgages and rental under any ground or underlying lease or leases; expenses in connection with any restoration or compensation after casualty or condemnation; expenses in connection with re-surfacing the parking facility operated by Landlord; the cost of correcting defects (latent or otherwise) in the construction of the Premises or the appurtenances, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects; and any cost or expense representing an amount paid to a related or affiliated person or entity which is in excess of the amount which would be paid in the absence of such relationship. Tenant may from time to time, with Landlord's consent which consent shall not be unreasonably withheld or delayed, contract directly with providers of services to the Premises.

     2.6.4 "LANDLORD'S TAXES" - DEFINITION. "Landlord's Taxes" means all taxes, assessments and similar charges assessed or imposed on the Land for the then current calendar year by any governmental authority attributable to the Premises (including personal property associated therewith). The amount of any special taxes, special assessments and agreed or governmentally imposed "in lieu of tax" or similar charges shall be included in Landlord's Taxes for any year but shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax, special assessment or such charge required to be paid during or with respect to the year in question. Landlord's Taxes include expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reduction or to assure maintenance of Landlord's Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings. Landlord's Taxes exclude income taxes of general application and all estate, succession, inheritance and transfer taxes. If at any time during the Term there shall be assessed on Landlord, in addition to or lieu of the whole or any part of the ad valorem tax on real or personal property, a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income,

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franchise, excise or similar tax, assessment, levy, charge or fee measured by or based, in whole or in part, upon Premises valuation, gross rents or other measures of building operations or benefits of governmental services furnished to the Premises, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Landlord's Taxes, but only to the extent that the same would be payable if the Premises and Land were the only property of Landlord.

     2.7  ELECTRICITY

     Tenant shall contract with and pay to the local utility company for electricity used in the Premises.

                                  ARTICLE III

                            CONSTRUCTION OF PREMISES

     3.1  PLANS AND SPECIFICATIONS

     Tenant shall be solely responsible for the preparation of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "Plans") necessary to lay out the Premises for Tenant's occupancy, which Plans shall be subject to Landlord's reasonable approval and shall comply with its requirements to avoid aesthetic or other conflict with the design and function of the Building. Landlord shall reimburse Tenant for the reasonable costs of preparing the Plans, not in excess of $2.00 per rentable square foot of the Premises. Such reimbursement shall be paid one-half when Landlord approves the Plans and one-half when the building permit is issued. Tenant agrees to remain solely responsible for the timely preparation and submission of all such Plans and any errors or omissions contained therein. Landlord will cooperate with Tenant in filing applications and obtaining permits necessary for the construction.

     3.2  CONSTRUCTION OF PREMISES

     All work necessary to prepare the Premises for Tenant's occupancy shall be performed substantially in accordance with the Plans by contractors approved by Landlord and employed by Tenant. Landlord shall have the right to approve construction scheduling, methods and processes, and shall be entitled to have a representative present at all construction meetings and on the construction site at all times. Landlord shall bear the cost of construction not in excess of $23.50 per rentable square foot of the Premises and Tenant shall bear all cost in excess of $23.50 per

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rentable square foot. Landlord's portion of the construction cost shall be disbursed in accordance with Exhibit B.

                                   ARTICLE IV

                              LANDLORD'S COVENANTS

     4.1  LANDLORD'S COVENANTS

          4.1.1 BUILDING SERVICES. Landlord shall furnish services, utilities, facilities and supplies set forth in this Section 4.1.1.

                    4.1.1.1 WATER CHARGES. Landlord shall furnish water for Tenant's use.

                    4.1.1.2 ELEVATOR SERVICE. Landlord shall provide elevator facilities on the Premises.

                    4.1.1.3   OMITTED.

                    4.1.1.4 HEAT AND AIR-CONDITIONING. Landlord shall, through the Building heating and air-conditioning system, furnish to and distribute in the Premises heat during the normal heating season and air-conditioning when air-conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant. Landlord shall not be required to furnish heat and air-conditioning in the Premises in excess of the capacity of the equipment presently installed in the Building.

                    4.1.1.5 ENERGY CONSERVATION. Tenant agrees to cooperate with Landlord and to abide by all reasonable Building regulations which Landlord may, from time to time, prescribe for the proper functioning and protection of the heating and air-conditioning systems and in order to maximize the effect thereof and to conserve heat and air-conditioning. Notwithstanding anything to the contrary in this Section 4.1.1 or otherwise in this Lease, Landlord may institute such policies, programs and measures as may be in Landlord's judgment necessary, required or expedient for the conservation or preservation of energy or energy services, or as may be necessary to comply with applicable codes, rules, regulations or standards, provided such policies, programs or measures do not interfere with the operation of Tenant's business in the Premises.

          4.1.2 REPAIRS. Except as otherwise provided in this Lease, and except for repairs to items referred to below necessitated by Tenant's act or neglect (which shall be Tenant's repair obligation under Section 5.1), Landlord shall make such

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repairs to the roofs, exterior walls, exterior windows, floor slabs, core walls, parking area and landscaping as may be necessary to keep them in good condition.

          4.1.3     QUIET ENJOYMENT.     Landlord covenants that Tenant, on
paying the rent and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of law and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so-called quiet enjoyment covenant, either express or implied.

          4.1.4     ENVIRONMENTAL HAZARDS.   Landlord represents that to the
best of its knowledge there are no hazardous substances as defined in Section
5.2 in the Premises or on the Land. If any hazardous substance as defined in
Section 5.2 is discovered in or on the premises or the Land during the term, Landlord shall, unless the presence of such hazardous substance is the result of a release caused by Tenant or persons acting under Tenant, at its sole cost and expense, promptly cause all of such hazardous substances to be removed or remediated strictly in accordance with all laws and shall provide Tenant with reasonably satisfactory evidence that such hazardous substances have been removed in accordance with applicable law. If either the presence, removal or remediation of any hazardous substance actually prevents Tenant from carrying on its normal business operation for a period of more than 90 consecutive days in any twelve-month period, then Tenant may terminate this Lease by giving notice to Landlord. The rent shall abate equitably based on the practical nonavailability of any portion of the Premises for the purposes permitted by this Lease due to the presence or removal of the hazardous substance.

     Landlord shall indemnify Tenant and hold it harmless against any claims, damages, losses or liabilities (including reasonable attorneys' fees) incurred by Tenant and arising from the presence or removal of hazardous substances.

          4.1.5     LANDLORD'S INSURANCE.    Landlord shall maintain in force
throughout the term of the Lease Comprehensive all risk insurance for the full replacement value of the Premises and leasehold improvements, with a deductible not to exceed $5000.00.

     4.2  INTERRUPTION

     Except as hereinafter provided, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the



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necessity of Landlord or its agents entering the Premises for any of the purposes authorized in this Lease or for repairing the Premises or from repairs by Landlord of any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from diligent construction of improvements, making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as otherwise provided in this Section and Section 6.1 hereof, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. In no event shall Landlord be liable for indirect or consequential damages arising out of any default by Landlord.

     Notwithstanding any contrary provision of this Lease, in the event (i) Landlord fails to perform any act or provide any service required hereunder or Landlord undertakes activities which interfere with Tenant's normal activities and such failure or interference occurs for reasons other than events that are beyond Landlord's reasonable control, and (ii) such interference continues (other than for causes which are beyond Landlord's reasonable control) after notice from Tenant to Landlord more than ten (10) consecutive days, rent and additional rent payable under Section 2.5 and 2.6 hereof shall be equitably abated according to the nature and extent of the interference with Tenant's business for the period from the date of commencement of such interference to the date on which such interference no longer exists.

     Notwithstanding any contrary provision of this Lease, in the event that Landlord, for reasons beyond Landlord's reasonable control (i) fails to perform any act or provide any service required hereunder or Landlord undertakes activities, and (ii) such interference continues after notice from Tenant to Landlord for more than twenty (20) consecutive days, rent and additional rent payable under Section 2.6 hereof shall be equitably abated according to the nature and extent of the interference with Tenant's business beginning on the 21st consecutive day of such interference and continuing until the date on which such interference no longer exists.

     Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance

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
notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary interruption of Tenant's use of the Premises by reason thereof.


                                   ARTICLE V

                         TENANT'S ADDITIONAL COVENANTS

     5.1  MAINTENANCE, REPAIR AND CLEANING

     Except for damage by fire or casualty and reasonable wear, Tenant shall at all times keep the Premises clean, neat and in as good repair, order and condition as the same are at the beginning of the Term or may be put in thereafter. The foregoing shall include without limitation Tenant's obligation to maintain floors and floor coverings, to paint and repair walls and doors, to replace and repair ceiling tiles, lights and light fixtures, drains and the like, and clean the Premises.

     5.2  USE, WASTE AND NUISANCE

     Throughout the Term, Tenant shall occupy the Premises, shall use the Premises for the Permitted Uses only, and shall not use the Premises for any other purpose. Tenant shall, at Tenant's sole cost, use diligent efforts to obtain all permits necessary for the conduct of its business in the Premises, but if Tenant is unable to obtain all such permits by March 1, 1992, either Landlord or Tenant may terminate this lease by notice within ten (10) days after March 1, 1992, except that if Tenant is still pursuring such permits on March 1, 1992, Tenant or Landlord may extend such deadline to April 1, 1992. Tenant shall not injure, overload, deface or commit waste in the Premises or any part of the improvement on the Land, nor permit the emission therefrom of any objectionable noise, light or odor, nor use or permit any use of the Premises which is improper, offensive, contrary to law or ordinance or which is liable to invalidate or increase the premium for any insurance on the Premises or its contents or which is liable to render necessary any alterations or additions in the Premises, nor obstruct in any manner any portion of the Premises. If Tenant's use of the Premises results in an increase in the premium for any insurance on the Premises or the contents thereof, Landlord shall notify Tenant of such increase and Tenant shall pay same as additional charges.

     Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest

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
standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant's business. Upon request by Landlord from time to time, Tenant shall provide Landlord with an inventory of all chemicals on the Premises and copies of all specialized waste disposal and removal contracts. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21C, and the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L. Chapter 21E, and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant.

     5.3  RULES AND REGULATIONS

     Tenant shall conform to all reasonable rules and regulations now or hereafter promulgated by Landlord for the care and use of the Premises.

     5.4  SAFETY APPLIANCES

     Tenant shall keep the Premises equipped with all safety appliances and permits which, as a result of Tenant's particular activities, are required by law or ordinance or any order or regulation of any public authority, shall keep the Premises equipped at all times with adequate fire extinguishers and other such equipment reasonably required by Landlord, and, subject to Section 5.10, shall make all repairs, alterations, replacements, or additions so required as a result of Tenant's particular activities.

     5.5  INDEMNIFICATION AND INSURANCE

     Tenant shall save Landlord, its mortgagees, agents, employees, independent contractors, invitees, and any other parties designated by Landlord from time to time (collectively, the "Indemnitees")


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
harmless and indemnified (and shall defend the Indemnitees with counsel reasonably approved by the Indemnitees) against any claim, loss or cost arising in whole or in part out of any injury, loss, theft or damage to any person or property while on or in the Premises, if not due solely to negligence or willful misconduct of the Indemnitees, and to any person or property anywhere occasioned by any act, omission, neglect or default of Tenant or of employees, agents, independent contractors or invitees of Tenant or any person acting under Tenant. In addition to the foregoing, Landlord may make all repairs and replacements to the improvements on the Land resulting from acts or omissions of Tenant's employees, agents, independent contractors or invitees or any other persons acting under Tenant and Landlord may recover all costs and expenses thereof from tenant as additional charges. Throughout the Term (and such further time as Tenant or any person claiming through Tenant occupies any part of the Premises) Tenant shall maintain in a responsible company or companies approved by Landlord, liability insurance in form satisfactory to Landlord, written on an occurrence basis, insuring the Indemnitees and other parties designated by Landlord, and Tenant, as their respective interests may appear, against all claims, demands or actions for injury, death, and property damage in amounts not less than those specified in Section 1.1 (as such amounts may, from time to time, be reasonably increased by Landlord). All insurance to be maintained by Tenant under this Section 5.5 shall provide that it will not be subject to cancellation, termination, or change except after at least 30 days' prior written notice to the Indemnitees and other parties designated by Landlord. The policy or policies or a duly executed certificate or certificates for the same (together with satisfactory evidence of the payment of the premium thereon if requested by Landlord) shall be deposited with Landlord and other parties designated by Landlord at the beginning of the Term and, upon renewals of such policies, not less than 30 days prior to the expiration of the term of such coverage. If Tenant fails to comply with any of the foregoing requirements, Landlord may obtain such insurance on behalf of Tenant and may keep the same in effect, and Tenant shall pay Landlord, as additional charges, the premium cost thereof upon demand. The covenants of this Section 5.5 shall survive the expiration of the Term or earlier termination of this Lease.

     5.6  TENANT'S PROPERTY

     All furnishings, fixtures, equipment, effects and property of Tenant and of all persons claiming through Tenant which from time to time may be on the Premises or in transit thereto or therefrom shall be at the sole risk of Tenant and shall be kept insured by Tenant throughout the term at Tenant's expense and in prudent amounts, and throughout the term at Tenant's expense and in prudent amounts, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, unless caused by the negligence or misconduct of Landlord.

     5.7  ENTRY FOR REPAIRS AND INSPECTIONS

     Upon reasonable advance notice, Tenant shall permit Landlord and its agents to enter and examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary or desirable, to remove at Tenant's expense any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing, and to show the Premises to prospective tenants during the twelve months preceding expiration of the Term and to prospective purchasers and mortgagees at all times. In case of an emergency in the Premises, Landlord or its representative may enter the Premises (forcibly, if necessary) at any time to take such measures as may be needed to deal with such emergency. Tenant shall have the right to accompany Landlord and its agents with respect to entry on restricted areas. Certain areas of the premises may be used as "sterile areas" and Landlord and its agents shall not have the right to enter "sterile areas", in any event.

     5.8  OMITTED

     5.9  ASSIGNMENT, SUBLETTING

     Tenant shall not assign this Lease, or sublet or license the Premises or any portion thereof, or permit the occupancy of all or any portion of the Premises by anybody other than Tenant (all or any of the foregoing actions are referred to as "Subleases" and all or any of assignees, subtenants, licensees, and other such parties are referred to as "Subtenants") without obtaining, on each occasion, the prior consent of the Landlord, which consent shall not be unreasonably withheld or delayed. A Sublease shall not include any transfer of Tenant's interest in this Lease by operation of law, merger or consolidation of Tenant into any other firm or corporation, and the transfer or sale of a controlling interest in Tenant, whether by sale of its capital stock or otherwise. Unless Landlord's consent specifically provides otherwise with respect to a particular proposed Subtenant, Tenant shall not offer to make or enter into negotiations with respect to a Sublease to any of the following: (i) a tenant in the Hobbs Brook Office Park; (ii) any party with whom Landlord or any affiliate of Landlord is then negotiating with respect to space in the Hobbs Brook Office Park; or (iii) any party which would be of such type, character or condition as to be inappropriate, in Landlord's judgment, as a tenant for a first class office building. Tenant's request for consent to a

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
Sublease shall include a copy of the proposed Sublease instrument, if available, or else a statement of the proposed Sublease in detail satisfactory to Landlord, together with reasonably detailed financial, business and other information about the proposed Subtenant. If Tenant does make a Sublease hereunder, and if the aggregate rent and other charges payable to Tenant under and in connection with such Sublease (including without limitation any amounts paid for leasehold improvements or on account of Tenant's costs associated with such Sublease but deducting Tenant's costs such as architect's fees, brokerage fees, Tenant improvements and the like) exceed the rent and other charges paid hereunder with respect to the space in question, Tenant shall pay to Landlord, as an additional charge, one-half the amount of such excess.

     Notwithstanding any such Sublease, the original Tenant named herein shall remain directly and primarily obligated under this Lease.

     If Tenant enters into any Sublease with respect to the Premises (or any part thereof), Landlord may, at any time and from time to time, require that such Subtenant agree directly with Landlord to be liable, jointly and severally with Tenant, to the extent of the obligation undertaken by or attributable to such Subtenant, for the performance of Tenant's agreements under this Lease (including payment of rent and other charges under the Sublease), and every Sublease shall so provide. Landlord may collect rent and other charges from the Subtenant and apply the net amount collected to the rent and other charges hereunder, but no such assignment or collection shall be deemed a waiver of the provisions of Section 5.9, or the acceptance of the Subtenant, as a tenant, or a release of Tenant from direct and primary liability for the further performance of Tenant's covenants hereunder. The consent by Landlord to a particular Sublease shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Sublease.

     5.10 ALTERATIONS

     Tenant shall make no alterations, additions or improvements to the Premises exceeding a cost of $1000.00 without the prior written consent of Landlord and only in accordance with complete construction documents approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed. All such alterations, additions and improvements shall be done only by contractors approved in advance by Landlord. Tenant shall obtain all necessary permits before undertaking any such alterations, additions or improvements and shall carry such insurance and obtain such payment, performance and lien bonds as Landlord shall reasonably require. Any alterations, additions and improvements to the premises, except movable furniture and trade fixtures, shall belong to Landlord. All alterations, additions and improvements to the Premises shall be at Tenant's sole cost. If any mechanic's lien (which term shall include all similar liens relating to the furnishing of labor and materials) is filed against the Building which is claimed to be attributable to Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to Landlord and shall discharge the same by payment or filing any necessary bond within 10 days after Tenant has notice (from any source) of such lien. Landlord's approval of the construction documents shall signify Landlord's consent to the work shown thereon only and Tenant shall be solely responsible for any errors or omissions contained therein.

     5.11 SURRENDER

     At the expiration of the Term or earlier termination of this Lease, without the requirement of any notice, Tenant shall peaceably surrender the Premises including all alterations and additions except such alterations and additions as Landlord and Tenant have agreed shall or may be left on the Premises, the Premises and improvements to be in the condition in which the same are required to be maintained under Section 5.1. Tenant shall, at the time of termination, remove the goods, effects and fixtures which Tenant is directed or permitted to remove in accordance with the provisions of this Section, making any repairs to the Premises and other areas necessitated by such removal and leaving the Premises clean and tenantable. Should Tenant fail to remove any of such goods, effects, and fixtures, Landlord may have them removed forcibly, if necessary, and store any of Tenant's property in a public warehouse at the risk of Tenant. If such items are not removed from storage within thirty (30) days, such items may be sold by any customary methods in order to pay storage costs and other expenses of Landlord. The expense of such removal, storage and reasonable repairs necessitated by such removal shall be borne by Tenant or reimbursed by Tenant to Landlord. Upon approval of the Plans by Landlord as provided in Section 3.1, Landlord and Tenant shall enter into an agreement as to which items (i) must be removed by tenant, (ii) may be removed by Tenant and
(iii) may not be removed by Tenant at the expiration of the Term of the Lease, which agreement may be modified from time to time by mutual agreement.

     5.12 PERSONAL PROPERTY TAXES

     Tenant shall pay promptly when due all taxes (and charges in lieu thereof) imposed upon personal property in the Premises, no matter to whom assessed (including, without limitation, fixtures and equipment), subject to the right of Tenant to attempt to obtain an abatement or reduction in said taxes.



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
                                   ARTICLE VI

                              CASUALTY AND TAKING

     6.1  DAMAGE BY FIRE OR CASUALTY

     If the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the last paragraph of this Section 6.1, Landlord shall proceed with diligence, subject to then, applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds available to Landlord) to repair or cause to be repaired such damage. Landlord shall commence such repairs within three (3) months of such damage and proceed with diligence to complete such repairs, but if Landlord has not completed such repairs within twelve (12) months of such damage Tenant may terminate this Lease by notice to Landlord within ten (10) days of the expiration of such twelve month period. All such repairs made necessary by any act or omission of Tenant shall be made at the Tenant's expense to the extent that the cost of such repairs are less than the deductible amount in Landlord's insurance policy. All repairs to and replacements of property which Tenant is entitled to remove shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Annual Fixed Rent and additional rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, delays in obtaining insurance proceeds, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

     If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months


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
of the Term that the cost to repair such damage is reasonably estimated to exceed one-third of the total Annual Fixed Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term,
(ii) at any time the Premises (or any portion thereof) are so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Premises (or a portion thereof) shall in Landlord's judgment by required, or (iii) at any time damage to the Premises occurs by fire or other insured casualty and any mortgagee shall refuse to permit insurance proceeds to be utilized for the repair or replacement of such property and Landlord determines not to repair such damage, then and in any of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice from Landlord to Tenant within sixty (60) days, or such longer period as is required to complete arrangements with any mortgagee regarding such situation, following such fire or other casualty; the effective termination date pursuant to such notice shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. In the event of any termination, the Term shall expire as though such effective termination date were the date originally stipulated in Section 1.1 for the end of the Term and the Fixed Rent and additional charges for Operating Expenses shall be apportioned as of such date. Notwithstanding the foregoing, in the event Landlord elects to terminate this Lease pursuant to this paragraph, Landlord shall reimburse Tenant for the unamortized amount of Tenant's share of the construction costs referred to in Article III.

     6.2  CONDEMNATION - EMINENT DOMAIN

     In case during the Term all or any substantial part of the Premises are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made (notwithstanding that Landlord's entire interest may have been divested) by notice given to Tenant within 90 days after the election to terminate arises, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than 15 nor more than 30 days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not terminated, Landlord shall use due diligence (following the expiration of the period in which Landlord may terminate this Lease pursuant to the foregoing provisions of this Section) to put the Premises, or what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section 5.12), into proper condition for use and occupation and a just proportion of the Fixed Rent and additional charges for Operating Expenses according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional charges for Operating Expenses shall be abated for the remainder of the Term.

     6.3  EMINENT DOMAIN AWARD

     Except for Tenant's relocation expenses (specifically so designated by the court or authority having jurisdiction over the matter) Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, or the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public of other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof.


                                  ARTICLE VII

                                    DEFAULT

     7.1  TERMINATION FOR DEFAULT OR INSOLVENCY

     This Lease is upon the condition that (1) if Tenant shall fail to perform or observe any of Tenant's covenants, and if such failure shall continue, (a) in the case of rent or payment of additional charges or any sum due Landlord hereunder, for more than ten (10) days after notice, or (b) in any other case, after notice, for more than thirty (30) days (provided that if correction of any such matter reasonably requires longer than 30 days and Tenant so notifies Landlord within 20 days after Landlord's notice is given together with an estimate of time required for such cure, Tenant shall be allowed such longer period, but only if cure is begun within such 30-day period and such delay does not cause increased risk of damage to person or property), or (2) if three or more notices under clause (1) hereof are given in any twelve month period or (3) if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment is not discharged within 90 days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant under any bankruptcy law or is filed against Tenant and, in the case of a filing against Tenant only, the same shall not be dismissed within 90 days from the date upon which it is filed, then, and in any of said cases, Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice of termination, by entry, or by any other means available under law and may recover possession of the Premises as provided herein. Upon termination by notice, by entry, or by any other means available under law, Landlord shall be entitled immediately, in the case of termination by notice or entry, and otherwise in accordance with the provisions of law to recover possession of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease. Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord's termination of this Lease Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. Landlord may, without notice, store Tenant's personal property (and those of any person claiming under Tenant) at the expense and risk of Tenant or, if Landlord so elects, Landlord may sell such personal property at public auction or auctions or at private sale or sales after seven days notice to Tenant and apply the net proceeds to the earliest of installments of rent or other charges owing Landlord. Tenant agrees that a notice by Landlord alleging any default shall, at Landlord's option (the exercise of such option shall be indicated by the inclusion of the words "notice to quit" in such notice), constitute a statutory notice to quit. If Landlord exercises its option to designate a notice of default hereunder as a statutory notice to quit, any grace periods provided for herein shall run concurrently with any statutory notice periods. Landlord and Tenant waive trial by jury in any action to which they are parties. Tenant further agrees that it shall not interpose any counterclaim or set-off in any summary proceeding or in any action based in whole or in part on non-payment of rent.

     7.2  REIMBURSEMENT OF LANDLORD'S EXPENSES

     In the case of termination of this Lease pursuant to Section 7.1, Tenant shall reimburse Landlord for all expenses arising out of such termination, including without limitation, all costs incurred in collecting amounts due from Tenant under this Lease (including attorneys' fees, costs of litigation and the like); all expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant's allowances, costs of preparing space, and the like); all of

Landlord's then unamortized costs of special inducements provided to Tenant (including without limitation rent holidays, rent waivers, above building standard leasehold improvements paid for by Landlord, and the like) and all Landlord's other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

     7.3  DAMAGES

     Landlord may elect by written notice to Tenant within one year following such termination to be indemnified for loss of rent by a lump sum payment representing the then present value of the amount of rent and additional charges which would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term (if less than the rent and additional charges payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to re-lease the Premises. (For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation described herein, the last full year's additional charges under Section 2.6 is to be deemed constant for each year thereafter. The Federal Reserve discount rate (or equivalent) shall be used in calculating present values.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years experience as an appraiser of major office buildings in the Greater Boston area. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. If, at the end of the Term, the rent which Landlord has actually received from the Premises is less than the aggregate fair market rent estimated as aforesaid, Tenant shall thereupon pay Landlord the amount of such difference. Should Landlord fail to make the election provided for in this Section 7.3, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month which would have been included in the Term, representing the difference between the rent which would have been paid in accordance with this Lease (Annual Fixed Rent under Section 2.5, and additional charges which would have been payable under Section 2.6 to be ascertained monthly) and the rent actually derived from the Premises by Landlord for such month (the amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord's reletting expenses described in Section 7.2 which have not been reimbursed by Tenant thereunder).

     7.4  MITIGATION

     Any obligation imposed by law upon Landlord to relet the Premises shall be subject to the reasonable requirements of Landlord to lease to high quality tenants and to develop the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like.

     7.5  CLAIMS IN BANKRUPTCY

     Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute or law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

     7.6  INTEREST ON UNPAID AMOUNTS

     If any payment of Annual Fixed Rent, additional charges, or other payment due from Tenant to Landlord is not paid when due following applicable grace periods, then without notice and in addition to all other remedies hereunder, Tenant shall pay to Landlord interest on such unpaid amount at an annual rate of 3% above the Bank of Boston prime rate for each month and for each part thereof during which said delinquency continues; provided, however, in no event shall such interest exceed the maximum amount permitted to be charged by applicable law.

     7.7  VACANCY DURING LAST THREE MONTHS

     If Tenant vacates all of the Premises at any time within the last 3 months of the Term, Landlord may enter the Premises (or such portion) and commence demolition work or construction of leasehold improvements for future tenants. The exercise of such right by Landlord will not affect Tenant's obligations to pay Annual Fixed Rent or additional charges with respect to the Premises (or such portion), which obligations shall continue without abatement until the end of the Term.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1  HOLDOVER

     If Tenant remains in the Premises after the termination or expiration of the Term, such holding over shall be, except as Landlord may elect pursuant to the next sentence, as a tenant at will or tenant by the month (requiring 30 days notice of termination by either party to the other) at a monthly fixed rent equal to twice the Fixed Rent due hereunder for the last month of the Term, and otherwise subject to all the covenants and conditions (including obligations to pay additional charges under Section 2.6) of this Lease as though it had originally been a monthly tenancy. Notwithstanding the foregoing, if Landlord desires to regain possession of the Premises promptly after the termination or expiration hereof and prior to acceptance of rent for any period thereafter, Landlord may, at its option, forthwith re-enter and take possession of the Premises or any part thereof without process or by any legal process in force in The Commonwealth of Massachusetts.

     Notwithstanding the establishment of any holdover tenancy following the expiration or earlier termination of the Term, if Tenant fails promptly to vacate the Premises at the expiration or earlier termination of the Term, Tenant shall save Landlord harmless and indemnified against any claim, loss, cost or expense (including reasonable attorneys' fees) arising out of Tenant's failure promptly to vacate the Premises (or any portion thereof).

     8.2  ESTOPPEL CERTIFICATES

     At the request of either party, from time to time, the other party agrees to execute and deliver, within ten (10) days after such request, a certificate which acknowledges the dates on which the Term begins and ends, tenancy and possession of the Premises and recites such other facts concerning any provision of the Lease or payments made under the Lease which such party or a mortgagee or lender or a purchaser or prospective purchaser of the Building or any interest therein or any other party may from time to time reasonably request.

     8.3  NOTICE

     Any notice, approval, consent and other like communication hereunder from Landlord to Tenant or from Tenant to Landlord shall be effective only if given in writing and shall be deemed duly served if and when hand delivered or if and when mailed prepaid certified mail (in either case, whether or not accepted for



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

delivery). Communications to Tenant shall be addressed to Tenant's Authorized Representative at the Original Address of Tenant set forth in Section 1.1 prior to the Term Commencement Date and thereafter at the Premises, with a copy to Steven D. Singer, Esq., Hale & Dorr, 60 State Street, Boston, Massachusetts. Communications to Landlord shall be addressed to the Address of Landlord set forth in Section 1.1. Either party may from time to time designate other addresses within the continental United States by notice to the other.

     8.4  LANDLORD'S RIGHT TO CURE

     At any time and without notice, Landlord may, but need not, cure any failure by Tenant to perform its obligations under this Lease after applicable grace periods. Whenever Landlord chooses to do so, Tenant shall pay all costs and expenses incurred by Landlord in curing any such failure, including, without limitation, reasonable attorneys' fees together with an administrative charge equal to 7% of such costs and expenses (or such higher percentage as may then be customary with respect to first-class office buildings in the Greater Boston area) and interest as provided in Section 7.6.

     8.5  SUCCESSORS AND ASSIGNS

     This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such Subtenants of Tenant as are permitted hereunder. The term "Landlord" means the original Landlord named herein, its successors and assigns. The term "Tenant" means the original Tenant named herein and its permitted successors and assigns.

     8.6  BROKERAGE

     Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Lease or any other space in the Hobbs Brook Office Park except for any broker designated in Section 1.1. Each party covenants to pay, hold harmless and indemnify the other from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than any such broker designated in
Section 1.1 with respect to this Lease or the negotiation thereof arising from a breach of the foregoing warranty. Landlord shall be responsible for payment of any brokerage commission to any broker designated in Section 1.1.

     8.7  WAIVER

     The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 5.3, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation or prevent a subsequent act, which would have originally constituted a violation, from having all the effect of an original violation. The receipt by Landlord of Fixed Rent or additional charges with knowledge of the breach of any covenant of this Lease shall not be deemed waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     8.8  ACCORD AND SATISFACTION

     No acceptance by Landlord of a lesser sum than the Fixed Rent and additional charges then due shall be deemed to be other than on account of the earliest installment of such rent and charges due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease. The delivery of keys to Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

     8.9  REMEDIES CUMULATIVE

     The specific remedies to which either party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies to which it may be lawfully entitled in case of any breach or threatened breach by of any provisions of this Lease. In addition to the other remedies provided in this Lease, each party shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants or conditions of this Lease or to a decree compelling specific performance of any such covenants or conditions.

     8.10 PARTIAL INVALIDITY

     If any term of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

        8.11 WAIVERS OF SUBROGATION

        Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured hereunder prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

        8.2     ENTIRE AGREEMENT

        This Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior writings and dealings between them with respect thereto.

        8.13    NO AGREEMENT UNTIL SIGNED

        The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease and no legal obligations shall arise with respect to the Premises or other matters herein until this Lease is executed and delivered by Landlord and Tenant.

        8.14    TENANT'S AUTHORIZED REPRESENTATIVE

        Tenant designates the person named form time to time as Tenant's Authorized Representative to take all acts of Tenant hereunder. Landlord may rely on the acts of such Authorized Representative without further inquiry or evidence of authority. Tenant's Authorized Representative shall be the person so designated in Section 1.1 and such successors as may be named from time to time by the then current Tenant's Authorized Representatives or by Tenant's president.

        8.15    NOTICE OF LEASE

        Landlord and Tenant agree not to record this Lease. If appropriate, both parties will, at the request of either, execute, acknowledge and deliver a Notice of Lease and a Notice of Termination of Lease Term, each in recordable form. Such notices shall contain only the information required by law for recording. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact (which appointment shall survive termination of the Term) with full power of substitution to execute, acknowledge and deliver a notice of termination of lease on Tenant's name if Tenant fails to do so within 10 days after request therefor.

     8.16  TENANT AS BUSINESS ENTITY

     If Tenant is a business entity, then the person or persons executing this Lease on behalf of Tenant jointly and severally warrant and represent that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in compliance with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this lease; (e) the execution, delivery and performance by Tenant of this Lease
(i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Tenant's property, except by the provisions of this Lease; and (v) the Lease is a valid and binding obligation of Tenant in accordance with its terms. Tenant, if a business entity, agrees that breach of the foregoing warranty and representation shall at Landlord's election be a default under this Lease for which there shall be no cure. This warranty and representation shall survive the termination of the Term.

     8.17  MISCELLANEOUS PROVISIONS

     This Lease may be executed in counterparts and shall constitute the agreement of Landlord and Tenant whether or not their signatures appear in a single copy hereof. This Lease shall be construed as a sealed instrument and shall be governed exclusively by the provisions hereof and by the laws of The Commonwealth of Massachusetts as the same may from time to time exist. The titles are for convenience only and shall not be considered a part of the Lease. Where the phrases "persons acting under Tenant" or "persons claiming under Tenant" or similar phrases are used, the persons included shall be all employees, agents, independent contractors and invitees of Tenant or of any Subtenant of Tenant. The enumeration of specific examples of or inclusions in a general provision shall not be construed as a limitation of the general provision. If

Tenant is granted any extension option, expansion option or other right or option, the exercise of such right or option (and notice thereof) must be unconditional to be effective, time always being of the essence to the exercise of such right or option; and if Tenant purports to condition the exercise of any option or to vary its term in any manner, then the option granted shall be void and the purported exercise shall be ineffective. Unless otherwise stated herein, any consent or approval required hereunder may be given or withheld in the sole absolute discretion of the party whose consent or approval is required. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint ventures or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other documents relating hereto may be reproduced by any party by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence. This Lease may be amended only by a writing signed by all of the parties hereto.


                                   ARTICLE IX

               LANDLORD'S LIABILITY AND ASSIGNMENT, FOR FINANCING

     9.1  LANDLORD'S LIABILITY

     Tenant agrees from time to time to lock only to Landlord's interest in the Land and Premises for satisfaction of any claim against Landlord hereunder or under any other instrument related to the Lease (including any separate agreements among the parties and any notices or certificates delivered by Landlord) and not to any other property or assets of Landlord. If Landlord from time to time transfers its interest in the Land and Premises, then from and after each such transfer Tenant shall look solely to the interests in the Land and Premises of each Landlord's transferees for the performance of all of the obligations of Landlord hereunder (or under any related instrument). The obligations of Landlord shall not be binding on any partners (or trustees or beneficiaries) of Landlord or of any successor, individually, but only upon Landlord's or such successor's interest described above.

     In no event shall Landlord ever be liable for any indirect or consequential damages.

     9.2  ASSIGNMENT OF RENTS

     If, at any time and from time to time, Landlord assigns this Lease or the rents payable hereunder to the holder of any mortgage on the Building, or to any other party for the purpose of securing financing (the holder of any such mortgage and any other such financing party are referred to herein as the "Financing Party"), whether such assignment is conditional in nature or otherwise, the following provisions shall apply:

          (i) Such assignment to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations of Landlord hereunder unless such Financing Party shall, by written notice to Tenant, specifically otherwise elect;

          (ii) Except as provided in (i) above and (iii) below, the Financing Party shall be treated as having assumed Landlord's obligations hereunder (subject to Section 9.1) only upon foreclosure of its mortgage (or voluntary conveyance by deed in lieu thereof) and the taking of possession of the Premises from and after foreclosure;

          (iii) Subject to Section 9.1, the Financing Party shall be responsible for only such breaches under the Lease by Landlord which occur during the period of ownership by the Financing Party after such foreclosure (or voluntary conveyance by deed in lieu thereof) and taking of possession, as aforesaid;

          (iv) In the event Tenant alleges that Landlord is in default under any of Landlord's obligations under this Lease, Tenant agrees to give the holder of any mortgage, by registered mail, a copy of any notice of default which is served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing, (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise) of the address of any such holder. Subject to the provisions of Section 4.2, Tenant further agrees that if Landlord shall have failed to cure such default within the time provided by law or such additional time as may be provided in such notice to Landlord, such holder shall have sixty (60) days after the last date on which Landlord could have cured such default within which such holder will be permitted to cure such default. If such default cannot be cured within such sixty day period,then such holder shall have such additional time as may be necessary to cure such default, if within such sixty day period such holder has commenced and is diligently pursuing the remedies necessary to effect such cure (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure), in which event Tenant shall have no right with respect to such default while such remedies are being diligently pursued by such holder.

        In all events, any liability of a Financing Party shall be limited to the interest of such Financing Party in the Land and Building, and in no event shall a Financing Party ever be liable for any indirect or consequential damages.

        Tenant hereby agrees to enter into such agreements or instruments as may, from time to time, be reasonably requested in confirmation of the foregoing.

                                   ARTICLE X

                                SECURITY DEPOSIT

        Tenant shall pay to Landlord as a security deposit for the performance of the obligations of Tenant hereunder the amount specified therefor in Section 1.1, such amount to be paid $250,000.00 upon the execution of this Lease and $500,000.00 upon receipt of the permits referred to in Section 5.2. Said security deposit shall be held in an escrow separate from other funds of Landlord and no fiduciary relationship shall be created with respect to such deposit. Landlord shall invest said security deposit in an investment acceptable to Tenant and Tenant shall be paid the earned interest or dividend semi-annually. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may, but shall not be obliged to, apply the security deposit to the extent necessary to cure the default, and Tenant shall be obliged to reinstate such security deposit to the original amount thereof upon demand. Within thirty (30) days after the expiration of the third Lease Year or sooner termination of the Term the security deposit, to the extent not applied, shall be returned to the Tenant, with accrued interest. If the Lease is terminated because Tenant is unable to obtain the permits referred to in Section 5.2, the security deposit with all interest shall be returned to Tenant.

                                   ARTICLE XI

                       SUBORDINATION AND NON-DISTURBANCE

        Provided that the holders of any such mortgages agree to recognize this Lease, this Lease shall be subject and subordinate to any mortgages that may hereafter be placed upon the Premises and/or the Land and to any and all advances to be made under such mortgages and to the interest thereon, and all renewals, extensions and consolidations thereof. Tenant shall execute and deliver whatever instruments may be reasonably required by the mortgagee (or mortgagees) to acknowledge such subordination in recordable form, and if Tenant fails to do so within ten (10) days after demand, Tenant hereby irrevocably appoints Landlord as Tenant's attorney in fact, in its name, place and stead to do so. Landlord agrees to use its best efforts to obtain a nondisturbance and attornment agreement from its present mortgages.


                                  ARTICLE XII

                                    PARKING

     Landlord agrees to provide an automobile parking area containing at least 351 parking spaces during the term of this Lease for the benefit and use of the customers and employees of Tenant. Wherever the words "automobile parking area" are used in this Lease, it is intended that the same shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances, exits, sidewalks, landscaped areas, pedestrian passageways in conjunction therewith and other areas designated for parking. Landlord shall keep the automobile parking area neat, clean and in good repair, properly lighted and landscaped. Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of customers or employees or from loss of property from within such motor vehicles, unless caused by the negligence of Landlord, its agents, servants and employees. Landlord shall have the right to establish and enforce against all users of the automobile parking area, such reasonable rules and regulations as may be deemed necessary and advisable for the proper and efficient operation and maintenance of the automobile parking area, including the hours during which the automobile parking area shall be open for use.

     Landlord may establish for the automobile parking area, a system or systems of charged validation or other operation including, but not limited to, a system of charges against nonvalidated parking checks of users. Tenant shall comply with such system, and all rules and regulations established by Landlord in conjunction with such system, and shall cause its customers and employees to comply therewith; provided, however, that such system and such rules and regulations shall apply equally and without discrimination to all persons entitled to the use of the automobile parking area.

      Landlord shall at all times during the term thereof have the sole and exclusive control of the automobile parking area, and may at any time during the term hereof exclude and restrain any person from use thereof; excepting, however, Tenant and its employees, bona fide customers, patrons and service suppliers of Tenant and other tenants of Landlord who make use of said area in accordance with any rules and regulations established by Landlord from time to time with respect thereto. Landlord shall also have the right to designate certain automobile parking areas as being for the exclusive use of one or more of the Tenants of Landlord. The rights of Tenant referred to in this Article shall at all times be subject to the rights of Landlord and the other tenants of Landlord to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations and to permit the use of any of said customers, patrons and service suppliers to and from the Building.

      Landlord shall at all times have the right and privilege of determining the nature and extent of the automobile parking area, whether the same shall be surface, underground or other structure, and of making such changes therein from time to time which in its opinion are deemed to be desirable and for the best interests of all persons using the automobile parking area.

      Executed to take effect as a sealed instrument.


                                    Lincoln Street Trust,
                                    Landlord


                                    By:  /s/ [Signature Illegible]
                                        ----------------------------------
                                        Agent for the Trustees



                                    Immulogic Pharmaceutical Corporation,

                                    By:  /s/ [Signature Illegible]
                                        ----------------------------------

                                   EXHIBIT A




                         MAP OF HOBBS BROOK OFFICE PARK

                                   EXHIBIT B

                    Construction Costs Disbursement Schedule

     Landlord's share of construction cost as described in Section 3.2 shall be disbursed in five (5) equal payments of $401,521.00 each at the times set forth below:

          1.   Commencement of construction.

          2.   Six weeks after commencement of construction.

          3.   Architect's certification of 60% completion.

          4.   Architect's certification of 80% completion.

          5.   Architect's certification of substantial completion.


WA9

                            FIRST AMENDMENT TO LEASE

                            DATED NOVEMBER 29, 1991

                                    BETWEEN

                              LINCOLN STREET TRUST

                                      AND

                      IMMULOGIC PHARMACEUTICAL CORPORATION

     Agreement made this 8th day of May 1992 by and between Lincoln Street Trust (hereinafter called "Lessor") and ImmuLogic Pharmaceutical Corporation (hereinafter called "Tenant").

                                   BACKGROUND

     1. WHEREAS, in November of 1991, the parties entered into a Lease of space in the building at 610 Lincoln Street, Waltham, Massachusetts (hereinafter called the "Lease").

     2.   WHEREAS, the parties hereto desire to amend the Lease by deleting
Article X - Security Deposit.

                                   AGREEMENTS

     In consideration of the mutual agreements herein contained, the parties hereby agree to amend the lease in the following respects:

     1. Article X - Security Deposit is hereby deleted in its entirety. The Tenant acknowledges receipt from Landlord of $252,677.92 representing return of the security deposit advanced upon execution of the lease, plus all interest earned payable thereon.

     2. Except as herein amended, the Agreement shall remain in full force and effect as originally written and is hereby ratified and confirmed.

     Executed under seal.

                                        Lincoln Street Trust

                                        By: /s/ [Signature Illegible]
                                            ----------------------------------


                                        ImmuLogic Pharmaceutical Corporation

                                        By: /s/ [Signature Illegible]
                                            -------------------------------
                                            VP Finance Administrator

                           SECOND AMENDMENT TO LEASE

     This Second Amendment to Lease ("Amendment") dated as of July 30, 1999 and effective as of August 1, 1999 and is made by and among Lincoln Street Trust, as Landlord ("Landlord"), Immulogic Pharmaceutical Corporation ("Immulogic") and Scriptgen Pharmaceuticals, Inc. ("Scriptgen").

                                    RECITAL

     WHEREAS, Immulogic entered into that certain Lease dated November 29, 1991, and an Amendment thereto dated May 8, 1992 (as amended, the "Lease") for the entire building located at 610 Lincoln Street, Waltham, Massachusetts (the "Premises"):

     WHEREAS, subsequently Immulogic sublet the Premises pursuant to a Sublease dated January 22, 1998 by and between Immulogic and Scriptgen whereby Scriptgen subleased substantially all of the Premises (the "Sublease");

     WHEREAS, Immulogic, Scriptgen and Landlord entered into that certain letter agreement dated February 16, 1998 whereby Scriptgen agreed to certain covenants in connection with the Sublease (the "Letter Agreement");

     WHEREAS, Immulogic desires to be released of its obligations under the Lease;

     WHEREAS, Scriptgen desires to become the Tenant under the Lease; and

     WHEREAS, Landlord has agreed to relieve Immulogic of its obligations under the Lease and recognize Scriptgen as Tenant by amending the Lease and substituting Scriptgen as the tenant thereunder subject to the following terms and conditions contained herein.

     NOW, THEREFORE FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Immulogic's interest in the Lease is hereby assigned to Scriptgen. Scriptgen hereby assumes all liability and obligations of Immulogic as Tenant under the Lease on and after the date of this Amendment, and Immulogic is hereby released from all liability and obligations under the Lease which shall accrue after the date of this Amendment. Notwithstanding the foregoing, Scriptgen shall be liable as if Scriptgen was the original tenant named in the Lease for any and all claims relating to hazardous substances as defined in
Section 5.2 of the Lease caused by Scriptgen, its agents, employees, invitees, licensees and for any acts or omissions of Scriptgen, its agents, employees, invitees, licensees and contractors during Scriptgen's occupancy of the Premises under the Sublease. The Sublease is hereby terminated. However, the covenants set forth in the Letter

     Agreement shall survive termination of the Sublease and are hereby incorporated in the Lease and be binding on Landlord and Scriptgen.

2. The following shall be deleted following the term "TENANT" in Section 1.1, "Immulogic Pharmaceutical Corporation" and "SCRIPTGEN Pharmaceuticals, Inc." shall be substituted in lieu thereof.

3. The following shall be deleted following the term "TENANT'S ORIGINAL ADDRESS" in Section 1.1 "One Kendall Square, Building 600, Cambridge, MA 02130" and "610 Lincoln Street, Waltham MA 02254" shall be substituted in lieu thereof.

4.   The following shall be deleted after the term "ANNUAL FIXED RENT" in
     Section 1.1:

          Lease Years 1 and 2:          $1,055,060.50
          Lease Year 3:                 $1,097,777.50
          Lease Year 4:                 $1,183,205.50
          Lease Year 5:                 $1,225,920.50
          Lease Year 6 through 8:       $1,268,635.50
          Lease Years 9 and 10:         $1,311,350.60

     and "Annual Fixed Rent through August 31, 2002 is $2,392,040.04 annually" shall be inserted in lieu thereof. The Annual Fixed Rent includes all tenant improvements, fixtures and other property owned by Landlord (or transferred to Landlord hereunder) currently used by Scriptgen at the Premises.

5.   The following shall be deleted in Section 1.1 of the Lease: "Security
     Deposit: $750,000," "Broker: R.M. Bradley & Co., Inc. and Lynch, Murphy, Walsh and Partners," and "Tenant's Authorized Representative: Janet C. Bush."

6. The following shall be deleted from Section 1.2 of the Lease: "Exhibit B. Construction Costs Disbursement Schedule."

7. Article III of the Lease, entitled "Construction of Premises," shall be deleted in its entirety.

8. The second sentence in Section 5.2 shall be deleted in its entirety and replaced with the following: "Tenant shall obtain and maintain all permits necessary for all operations conducted in the Premises, and shall comply with the terms thereof."

9. Section 8.6 of the Lease shall be deleted in its entirety and the following shall be substituted in lieu thereof:

     "Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Lease. Each party covenants to pay, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof, or arising from a breach of the foregoing warranty."

10.     The following is hereby added as a new section, 8.18:

        8.18    CONSTRUCTION OF ADDITION

                        Landlord shall have the right to construct an addition
                to the Premises (the "Addition") and, in connection with the development of the Addition, Landlord shall have the right to make alterations to the exterior of the Premises and building systems located therein; to utilize the Premises for access and egress to and from the Addition or utilities serving the Addition; to alter or expand the loading facilities at the Premises and to utilize the loading facilities for the Addition in common with Premises; to shore up the foundations and/or walls of the Premises; to erect scaffolding and protective barricades around, within or adjacent to the Premises; and to do any other act necessary for the safety of the Premises or the development of the Addition. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business resulting from any act by Landlord pursuant to this Section 8.18, provided that Landlord shall not materially interfere with Tenant's use of the Premises and shall use reasonably efforts to minimize the extent and duration of any inconvenience, annoyance or loss of business to Tenant resulting from any work pursuant to this
                Section in or about the Premises, consistent with accepted construction practice.

11. The Lease is hereby amended by adding a new Article X thereto, to read in its entirety as follows, and simultaneously with the execution of this Amendment Immulogic shall pay over to Landlord the Security Deposit currently held by Immulogic under the Sublease, which shall become the Security Deposit under the Lease:

        The Security Deposit will be held by Landlord in an interest-bearing account for and during the Term, which deposit shall be returned to Tenant within thirty (30) days after the expiration or termination of the Lease, provided there exists no breach of any undertaking of Tenant. Provided Tenant is not in default of this Lease, all interest on the Security Deposit shall be paid to Tenant on an annual basis on each anniversary of the Commencement Date. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately, upon request by Landlord, restore the Security Deposit to its original amount. Tenant shall no have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall solely be in the discretion of the Landlord. Provided Tenant is not in default of any of its obligations hereunder, the Security Deposit shall be reduced to $250,000.00 and $250,000.00 returned to the Tenant within ten (10) days after Tenant provides evidence reasonably satisfactory to Landlord that Tenant has successfully completed a public offering of Tenant's common stock, which raised not less than $30,000,000.00.

12.   Exhibit B to the Lease shall be deleted in its entirety.

13.   Each of Landlord and Immulogic covenants, warrants and represents that:
      (i) the copy of the Lease and the Letter Agreement attached hereto as Exhibit A is a true and correct copy of the Lease and the Letter Agreement and there are no amendments or modifications thereto except as included in said Exhibit A; (ii) the Lease and the Letter Agreement are a complete statement of the agreement of the parties thereto with respect to the use and occupancy of the Premises; (iii) the Lease and the Letter Agreement are in full force and effect; (iv) it has not given or received any notice of default or notice of termination of the Lease or the Letter Agreement, and is not in default of any monetary obligations or, to the best of its knowledge, in the performance of or compliance with any material provisions of the Lease and the Letter Agreement, and to the best of its knowledge no facts or circumstances exist which, with the giving of notice or the passage of time or both, would constitute such a default thereunder (Landlord waives its rights in connection with any nonmonetary defaults under the Lease of which it is not now aware except for defaults arising from the acts or omissions of Scriptgen, its agents, employees, invitees, licensees and contractors during Scriptgen's occupancy of the Premises under the Sublease), and (v) to the best of its knowledge, each other party to the Lease and the Letter Agreement is not in default in the performance of or compliance with any material provisions of the Lease and the Letter Agreement, and to the best of its knowledge no facts or circumstances exist which, with the given of notice or the passage of time or both, would constitute such a default thereunder.

14. Scriptgen covenants, warrants and represents that (i) it has not given or received any notice of default or notice of termination of the Sublease or the Letter Agreement and it is not in material default in the performance or compliance of any of the material provisions of the Sublease or the Letter Agreement and no facts or circumstances exist which would, with the giving of notice or the passage of time or both would constitute a default thereunder; and (ii) to the best of its knowledge, Landlord is not in default in the performance of or compliance with any material provisions of the Lease or the Letter Agreement, and no facts or circumstances exist which, with the given of notice or the passage of time or both, would constitute such a default thereunder. Scriptgen hereby agrees that (i) the copy of the Lease and the Letter Agreement attached hereto as Exhibit A is a true and correct copy of the Lease and the Letter Agreement and there are no amendments or modifications thereto except as included in said Exhibit A; (ii) the Lease and the Letter Agreement are a complete statement of the agreement of the parties thereto with respect to the use and occupancy of the Premises;
     (iii) to the best of Scriptgen's knowledge, the Lease and the Letter Agreement are in full force and effect.

15. Immulogic hereby transfers, assigns and conveys to Landlord all of its right, title and interest in all tenant improvements, fixtures or any other personal property of any kind on, under, over or about the Premises and hereby warrants and represents that all such property is owned by Immulogic free and clear of any liens, security interests, or adverse claims (other than rights of Scriptgen under the Sublease).

16. All other terms and provisions of the Lease are hereby ratified and confirmed.

17. Notwithstanding anything contained in this Amendment to the contrary, this Amendment shall not be effective and bind the parties until the Landlord's lender has consented to this Amendment, it being understood that the consent of Landlord's lender is a condition to this Amendment.

18. This Amendment may be signed in counterparts, all of which taken together shall constitute one agreement, provided that it shall not be binding upon any party hereto unless and until at least one counterpart shall have been executed and delivered by the party hereto.



                            SIGNATURE PAGE TO FOLLOW

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the date first written above as a sealed instrument.

LINCOLN STREET TRUST               SCRIPTGEN PHARMACEUTICALS, INC.
Landlord

By:                                By:
   -----------------------            -------------------------------

   Name:                              Name:
        ------------------                 --------------------------

   Title:                             Title:
         -----------------                  -------------------------


                                   IMMULOGIC PHARMACEUTICAL
                                   CORPORATION

                                   By:  /s/ J. RICHARD CROWLEY
                                      -------------------------------

                                      Name: J. Richard Crowley
                                           --------------------------

                                      Title: President
                                            -------------------------

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the date first written above as a sealed instrument.

LINCOLN STREET TRUST               SCRIPTGEN PHARMACEUTICALS, INC.
Landlord

By:                                By:  /s/ JOHN M. BARBERICH
   -----------------------            -------------------------------

   Name:                              Name: John M. Barberich
        ------------------                 --------------------------

   Title:                             Title: Vice President & CFO
         -----------------                  -------------------------


                                   IMMULOGIC PHARMACEUTICAL
                                   CORPORATION

                                   By:
                                      -------------------------------

                                      Name:
                                           --------------------------

                                      Title:
                                            -------------------------

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the date first written above as a sealed instrument.

LINCOLN STREET TRUST                         SCRIPTGEN PHARMACEUTICALS, INC.
Landlord


By: /s/ MICHAEL D. BANK                      By:
    ---------------------------------            -------------------------------
    Name: Michael D. Bank                        Name:
          ---------------------------                  -------------------------
    Title: Managing Trustee                      Title:
           --------------------------                   ------------------------


                                             IMMULOGIC PHARMACEUTICAL
                                             CORPORATION

                                             By:
                                                 -------------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                        ------------------------

                                   EXHIBIT B

                           Plan of Sublease Premises